EXHIBIT 23.1





                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Thomson U.S. Employee Shareholding December 2003 of our report dated February 13, 2003 (except for Note 33 for which the date is May
15, 2003 and for the amounts translated into U.S. dollars for convenience for which the date is May 5, 2003) with respect to the consolidated financial statements of THOMSON included in its Annual Report (Form 20-F) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.








              MAZARS & GUERARD

              /s/ Thierry de Bailliencourt
              ----------------------------
              Thierry de Bailliencourt





Paris, France

 November 28, 2003

                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Thomson U.S. Employee Shareholding December 2003 of our report dated February 13, 2003 (except for Note 33 for which the date is May
15, 2003 and for the amounts translated into U.S. dollars for convenience for which the date is May 5, 2003) with respect to the consolidated financial statements of THOMSON included in its Annual Report (Form 20-F) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.








              BARBIER FRINAUT & AUTRES
                   ERNST & YOUNG

              /s/ Christian Chiarasini Jerome Guirauden
              -----------------------------------------
              Christian Chiarasini Jerome Guirauden



Paris, France

 November 28, 2003